Exhibit 10.1

THIRTY SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRTY SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 9, 2008 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and BANK OF AMERICA, N.A., a national banking association, as successor by merger to LaSalle Bank National Association f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth and Thirty-First Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007, April 29, 2007, June 30, 2007,  October       , 2007, October 18, 2007, November 1, 2007, January 15, 2008, January 31, 2008,  April       , 2008, June 30, 2008, August 30, 2008 and September 29, 2008, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower: (i) a $10,000,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”), (iv) a $9,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan No. 2”) and (v) all other Indebtedness (as defined in the Loan Agreement); and

WHEREAS, Lender has been asked to (i) reduce the amount of the Revolving Loan from $10,000,000.00 to $7,000,000.00; (ii) waive Borrower’s violation of certain financial covenants set forth in the Loan Agreement; (iii) modify the interest rate charged on the Term Loan, the Equipment Loan and the Equipment Loan No. 2; and (iv) make certain other modifications thereto as described below; and

WHEREAS, Lender has agreed to the foregoing loan requests provided, among other conditions, that Borrower executes and delivers this Amendment and complies with its terms;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of “Commitment Amount” and “Revolving Loan” in Section 1.1 of the Loan Agreement, are each amended in their entirety to read as follows:

“Commitment Amount” shall mean, as of any applicable date of determination, Seven Million and 00/100 ($7,000,000.00) Dollars.

“Revolving Loan” shall mean the $7,000,000.00 revolving line of credit loan extended by the Lender to the Borrower under Section 2 of this Agreement, and any and all extensions, renewals, amendments, modifications, refinancings, conversions, consolidations and increases thereof or thereto.

3.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3    Revolving Note.  The Revolving Loan shall be evidenced by an amended and restated renewal revolving note, executed by the Borrower, dated December 9, 2008 and payable to the Lender on January 15, 2009, and in the principal sum of Seven Million and 00/100 ($7,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid amended and restated renewal revolving note dated December 9, 2008 in the principal sum of $7,000,000.00, executed by Borrower, payable to the order of Lender on January 15, 2009, together with interest payable monthly as therein described.

4.             Lender hereby waives Borrower’s violation of the following covenants set forth in the Loan Agreement: (i) Borrower’s violation of the Cash Flow Coverage covenant set forth in Section 14.1 (e) of the Loan Agreement for the fiscal quarter ended September 30, 2008, and (ii) Borrower’s violation of the Minimum EBITDA covenant set forth in Section 14.1 (f) of the Loan Agreement for the nine month period ended September 30, 2008.  Said waivers are limited solely to such specific covenant violations for such periods, and shall not waive, suspend, or affect any other default by Borrower under the Loan Agreement, and Lender expressly reserves all of its rights and remedies with respect to any such other default(s).

5.             Section 2 of the Loan Agreement is hereby amended to add the following new last paragraphs thereto:

“Borrower hereby represents to the Lender that the outstanding principal balance of the Revolving Loan was paid down by the amount of Three Million Dollars ($3,000,000.00) from a loan made by Broadwind Energy, Inc., which funds were paid to the Lender on December 8, 2008, and Borrower further covenants and agrees that the Borrower will not repay any portion of such loan to Broadwind Energy, Inc. without the prior written consent of the Lender.  The Lender hereby consents to such debt and agrees that the limitations on Indebtedness owed to or by Affiliates set forth in Section 14.1 shall not be deemed to prohibit or apply to such loan.

Borrower covenants to the Lender that Borrower will immediately conform its monthly Borrowing Base Certificate to the Lender’s field examiner recommended borrowing base calculation dated September 30, 2008, a copy of which has previously been delivered to Borrower.”

6.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of (a) all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2  and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty).

7.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty), it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

8.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereof, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and after giving effect to this Amendment no Event of Default or Default has occurred and is continuing.

9.             Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

10.           Borrower agrees to concurrently pay to Lender a $25,000.00 covenant waiver fee for the financial covenant waivers set forth above.   Borrower agrees to pay the Lender for an updated equipment appraisal being ordered by the Lender on Borrower’s equipment.   In addition, Borrower further agrees to reimburse the Lender for its reasonable legal fees incurred in documenting the aforesaid covenant waivers, the modification of the Borrower’s promissory notes, and all other all other loan modifications hereinabove described, and any updated search fees and other out-of-pocket costs incurred by the Lender in connection herewith.

(The signature page follows.)

IN WITNESS WHEREOF, the parties have entered into this Thirty-Second Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/	Ralph Placzek
Ralph Placzek
Title:		Vice President of Finance

Lender:

BANK OF AMERICA, N.A.,

a national banking association

as successor by merger to LaSalle Bank

National Association

By:	/s/	Katherine Novey
Katherine Novey
Title:		Senior Vice President